iShares Trust

Screen #2 attachment for
funds beyond series 99

100        ISHARES
INTERMEDIATE CREDIT BOND ETF
N
101        ISHARES CORE U.S.
CREDIT BOND ETF
N
102        ISHARES
INTERMEDIATE GOVT/CREDIT BOND
ETF           N
103        ISHARES
GOVERNMENT/CREDIT BOND ETF
N
106	     ISHARES IBOXX $
HIGH YIELD CORPORATE BOND ETF
N
107	     ISHARES MBS ETF

N
115	     ISHARES NATIONAL
MUNI BOND ETF
N
116	     ISHARES CALIFORNIA
MUNI BOND ETF
N
117	     ISHARES NEW YORK
MUNI BOND ETF
N
147 	     ISHARES AGENCY
BOND ETF
N
148	     ISHARES SHORT-TERM
NATIONAL MUNI BOND ETF
N
155	     ISHARES 10+ YEAR
CREDIT BOND ETF
N
156	     ISHARES CORE 10+
YEAR USD BOND ETF
N



Please visit the iShares
website for the most recent
shareholder report if you
need more information on any
series higher than series 99.
http://us.ishares.com/advisor
_resources/resource_library/t
ax_legal_documents.htm





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